Pilgrim’s Pride Reports Fourth Quarter and Year-End 2021 Results with Solid Growth in Sales and Adjusted EBITDA

GREELEY, Colo., February 9, 2022 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its fourth quarter and year-end 2021 financial results.

2021 Highlights
•Net Sales of $14.8 billion, up 22% from prior year.
•Consolidated GAAP Operating Income margin of 1.4% with Adjusted U.S. Operating Income margin of 7.1%.
•GAAP Net Income of $31.0 million. Adjusted Net Income of $557.4 million, or adjusted EPS of $2.28.
•Adjusted EBITDA of $1.3 billion, or an 8.7% margin, 64% higher than prior year.
•Our strategy and our portfolio continue to mitigate the impact of volatile market conditions. Demand in the U.S. continued its recovery. Our food service business improved year over year, while Retail sales were above pre-pandemic levels. Our margins improved year over year, especially on the Commodity large bird deboning operation, despite high input and operating costs and less than optimal mix due to the labor shortages during the year.
•Prepared foods continues to improve, and the Pilgrim’s® and Just Bare® brands grew significantly in both the retail and e-commerce channels.
•Mexico achieved a solid year through excellent execution of its strategy and through the growth of our Pilgrim’s®, Del Dia® and Alamesa® brands in the retail and food service channels.
•Our legacy European business was significantly affected by unprecedented cost inflation, labor shortages and pig pricing not yet reflected into pricing models; however, our newly acquired Pilgrim’s Food Masters meats and meals business performed well and the integration is in line with expectations.
•While labor shortages were a significant challenge in the U.S. and Europe throughout 2021, we are starting to see signs of improvement in staffing levels.
•We made significant strides in our ESG metrics, and are ahead of expectations in our greenhouse gas emission targets.
•Our liquidity position remains strong with an Adjusted EBITDA to net leverage ratio of less than 2.2x.
•Pilgrim's is positioned for future growth with synergies and scale in the U.S., Mexico and Europe.
Fourth Quarter
•Net Sales of $4.0 billion.
•GAAP Net Income of $36.8 million.
•Consolidated GAAP Operating Income margin of 1.4%. Adjusted U.S. Operating Income margin of 8.4%.
•Adjusted EBITDA of $316.7 million, or a 7.8% margin, 54.2% higher than last year.

Unaudited (2)	Three Months Ended				Year Ended
	December 26, 2021	December 27, 2020	Y/Y Change		December 26, 2021	December 27, 2020	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,038.8	$3,117.8	+29.5%		$14,777.5	$12,091.9	+22.2%
U.S. GAAP EPS	$0.15	$—	+100.0%		$0.13	$0.38	(65.8)%
Operating income	$55.1	$39.5	+39.4%		$211.2	$245.5	(14.0)%
Adjusted EBITDA(1)	$316.7	$205.4	+54.2%		$1,289.0	$788.1	+63.6%
Adjusted EBITDA margin(1)	7.8%	6.6%	+1.3	pts	8.7%	6.5%	+2.2	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)     Comparisons include newly acquired European prepared foods business from 09/24/21 forward.

“The Pilgrim’s Pride team was relentless in the face of input cost inflation and volatility, supply chain disruptions, labor shortages and a global pandemic. They managed through these challenges to deliver a strong performance in the fourth quarter and the fiscal year,” said Fabio Sandri, Chief Executive Officer of Pilgrim’s. “By staying focused on our Key Customer strategy, on the safety of our employees and on producing high-quality food products, our diversified portfolio delivered improved results over last year as well as 2019 pre-COVID baselines.

“Strong U.S. consumer demand for chicken supported fresh meat pricing throughout 2021, and we expect this pricing environment to continue into the near future with the USDA projecting supply growth of only 1.6% for 2022. Chicken remains a great value relative to the other major proteins, and we continue to grow and improve our portfolio in partnerships with Key Customers and to grow our Prepared Foods business while supporting our differentiated Pilgrim’s® and Just Bare® brands within retail and e-commerce.

“Our business in Mexico dealt with elevated feed grain pricing for much of the year but executed well and delivered results surpassing last year with Fresh and Prepared Foods offerings in our Pilgrim’s®, Del Dia® and Alamesa® brands.

“Our legacy European businesses faced rising input costs and overall inflation, labor disruptions due to Brexit and very challenging market conditions. Through continued execution of our operational excellence strategy and pricing model actions, we are confident in our legacy UK businesses returning to expected results. At the end of September, we welcomed Pilgrim’s Food Masters with its value-added branded products that strengthened our portfolio in Europe and created a differentiated platform for growth.

“Overall, I am extremely pleased with our team members and the execution of our strategy under difficult conditions. We are committed to being the best and most respected company in our industry, and we will continue to perform to the best of our ability to serve our Key Customers and create a better future for our team members.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 10, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc220209.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 10, 2022.

About Pilgrim’s Pride

Pilgrim’s employs approximately 59,400 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Julie Kegley - Financial Profiles
Investor Relations
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 26, 2021	December 27, 2020
	(In thousands, except share and par value data)
Cash and cash equivalents	$427,661	$547,624
Restricted cash and cash equivalents	22,460	782
Trade accounts and other receivables, less allowance for doubtful accounts	1,013,437	741,992
Accounts receivable from related parties	1,345	1,084
Inventories	1,575,658	1,358,793
Income taxes receivable	27,828	69,397
Prepaid expenses and other current assets	237,565	183,039
Total current assets	3,305,954	2,902,711
Deferred tax assets	5,314	5,471
Other long-lived assets	32,410	24,780
Operating lease assets, net	351,226	288,886
Identified intangible assets, net	963,243	589,913
Goodwill	1,337,252	1,005,245
Property, plant and equipment, net	2,917,806	2,657,491
Total assets	$8,913,205	$7,474,497

Accounts payable	$1,378,077	$1,028,710
Accounts payable to related parties	22,317	9,650
Revenue contract liability	22,321	65,918
Accrued expenses and other current liabilities	859,885	807,847
Income taxes payable	81,977	—
Current maturities of long-term debt	26,246	25,455
Total current liabilities	2,390,823	1,937,580
Noncurrent operating lease liability, less current maturities	271,366	217,432
Long-term debt, less current maturities	3,191,161	2,255,546
Noncurrent income taxes payable	—	—
Deferred tax liabilities	369,185	339,831
Other long-term liabilities	101,736	148,761
Total liabilities	6,324,271	4,899,150
Common stock, $.01 par value, 800,000,000 shares authorized; 261,184,998 and 255,059,435 shares issued at year-end 2021 and year-end 2020, respectively; 243,512,490 and 243,512,490 shares outstanding at year-end 2021 and year-end 2020, respectively	2,614	2,612
Treasury stock, at cost, 17,672,508 shares and 11,546,945 at year-end 2021 and year-end 2020, respectively	(345,134)	(345,134)
Additional paid-in capital	1,964,028	1,954,334
Retained earnings	1,003,569	972,569
Accumulated other comprehensive loss	(47,997)	(20,620)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,577,080	2,563,761
Noncontrolling interest	11,854	11,586
Total stockholders’ equity	2,588,934	2,575,347
Total liabilities and stockholders' equity	$8,913,205	$7,474,497

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands, except per share data)
Net sales	$4,038,769	$3,117,829	$14,777,458	$12,091,901
Cost of sales	3,686,269	2,890,433	13,411,631	11,253,705
Gross profit	352,500	227,396	1,365,827	838,196
Selling, general and administrative expense	291,644	187,773	1,148,861	592,610
Administrative restructuring activities	5,802	123	5,802	123
Operating income	55,054	39,500	211,164	245,463
Interest expense, net of capitalized interest	34,974	30,543	145,792	126,118
Interest income	(1,604)	(2,694)	(6,056)	(7,305)
Foreign currency transaction loss (gain)	(18,400)	4,528	(9,382)	760
Gain on bargain purchase	—	—	—	3,746
Miscellaneous, net	(1,575)	(2,062)	(11,580)	(39,681)
Income before income taxes	41,659	9,185	92,390	161,825
Income tax expense	5,191	8,855	61,122	66,755
Net income	36,468	330	31,268	95,070
Less: Net income (loss) attributable to noncontrolling interests	(286)	251	268	313
Net income attributable to Pilgrim’s Pride Corporation	$36,754	$79	$31,000	$94,757

Weighted average shares of common stock outstanding:
Basic	243,676	243,557	243,652	245,944
Effect of dilutive common stock equivalents	665	244	477	180
Diluted	244,341	243,801	244,129	246,124

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.15	$—	$0.13	$0.39
Diluted	$0.15	$—	$0.13	$0.38

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended
	December 26, 2021	December 27, 2020
	(In thousands)
Cash flows from operating activities:
Net income	$31,268	$95,070
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	380,824	337,104
Deferred income tax expense	(86,391)	37,337
Loss on early extinguishment of debt recognized as a component of interest expense	24,654	—
Share-based compensation	11,655	(276)
Loan cost amortization	5,095	4,848
Accretion of bond discount	1,533	982
Gain on property disposals	(1,476)	(13,766)
Amortization of bond premium	(167)	(668)
Loss (gain) on equity method investments	(16)	291
Adjustment to gain on bargain purchase	—	3,746
Noncash loss on subsidiary dissolution	—	115
Changes in operating assets and liabilities:
Trade accounts and other receivables	(259,377)	29,154
Inventories	(177,864)	26,041
Prepaid expenses and other current assets	(53,797)	(50,347)
Accounts payable and accrued expenses	359,589	295,327
Income taxes	115,216	(39,436)
Long-term pension and other postretirement obligations	(18,461)	(7,883)
Other operating assets and liabilities	(5,826)	6,608
Cash provided by operating activities	326,459	724,247
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(381,671)	(354,762)
Purchase of acquired businesses, net of cash acquired	(966,766)	(4,216)
Proceeds from property disposals	24,724	31,976
Cash used in investing activities	(1,323,713)	(327,002)
Cash flows from financing activities:
Payments on revolving line of credit and long-term borrowings	(2,006,195)	(430,988)
Proceeds from revolving line of credit and long-term borrowings	2,951,707	404,522
Payment of capitalized loan costs	(22,293)	—
Payment on early extinguishment of debt	(21,258)	—
Distribution from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	(650)	—
Purchase of common stock under share repurchase program	—	(110,242)
Cash provided by financing activities	901,311	(136,708)
Effect of exchange rate changes on cash and cash equivalents	(2,342)	7,292
Increase in cash and cash equivalents	(98,285)	267,829
Cash and cash equivalents, beginning of year	548,406	280,577
Cash and cash equivalents, end of year	$450,121	$548,406
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$119,328	$130,641
Income taxes paid	20,863	51,710

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction loss (gain), (2) transaction costs related to business acquisitions, (3) DOJ agreement and litigation settlements, (4) restructuring activities loss (gain), (5) Hometown Strong initiative expenses, (6) charge for fair value markup of acquired inventory, (7) gain on bargain purchase, (8) shareholder litigation settlement, (9) deconsolidation of a subsidiary and (10) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands)
Net income	$36,468	$330	$31,268	$95,070
Add:
Interest expense, net(a)	33,370	27,849	139,736	118,813
Income tax expense	5,191	8,855	61,122	66,755
Depreciation and amortization	106,488	88,463	380,824	337,104
EBITDA	181,517	125,497	612,950	617,742
Add:
Foreign currency transaction loss (gain)(b)	(18,400)	4,528	(9,382)	760
Transaction costs related to acquisitions(c)	9,540	—	18,858	134
DOJ agreement and litigation settlements(d)	131,940	75,000	656,225	185,524
Restructuring activities loss(e)	5,802	123	5,802	123
Hometown Strong commitment(f)	1,000	494	1,000	15,000
Charge for fair value markup of acquired inventory(g)	4,974	—	4,974	—
Minus:
Adjustment to gain on bargain purchase(h)	—	—	—	(3,746)
Shareholder litigation settlement(i)	—	—	—	34,643
Deconsolidation of subsidiary(j)	—	—	1,131	—
Net income (loss) attributable to noncontrolling interest	(286)	251	268	313
Adjusted EBITDA	$316,659	$205,391	$1,289,028	$788,073
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)This line represents the DOJ fine in 2020 and other litigation settlements.
(e)Restructuring charges is primarily related to exiting an abattoir in the U.K.
(f)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges.
(g)This amount represents the flow-through of the value to step-up inventory to fair value at the acquisition date in accordance with business combination accounting rules recorded as part of the Pilgrim's Food Masters transaction.
(h)The gain on bargain purchase was recognized as a result of the PPL acquisition in October 2019. The amount above represents an adjustment to the previously recorded gain on bargain purchase.
(i)Shareholder litigation settlement is income received as a result of a settlement in the first quarter of 2020.
(j)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the 12 months ended December 26, 2021 (the LTM Period) have been calculated by summing each of the unaudited three month periods within the audited year ended December 26, 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Three Months Ended				LTM Ended December 26, 2021
	March 28, 2021	June 27, 2021	September 26, 2021	December 26, 2021
	(In thousands)
Net income (loss)	$100,468	$(166,503)	$60,835	$36,468	$31,268
Add:
Interest expense, net	27,968	49,809	28,589	33,370	139,736
Income tax expense	35,358	(9,812)	30,385	5,191	61,122
Depreciation and amortization	86,532	95,728	92,076	106,488	380,824
EBITDA	250,326	(30,778)	211,885	181,517	612,950
Add:
Foreign currency transaction loss (gain)	2,514	4,145	2,359	(18,400)	(9,382)
Transaction costs related to acquisitions	—	2,545	6,773	9,540	18,858
DOJ agreement and litigation settlements	2,399	395,886	126,000	131,940	656,225
Restructuring activities	—	—	—	5,802	5,802
Hometown Strong commitment	—	—	—	1,000	1,000
Charge for fair value markup of acquired inventory	—	—	—	4,974	4,974
Minus:
Deconsolidation of a subsidiary	1,131	—	—	—	1,131
Net income (loss) attributable to noncontrolling interest	260	184	110	(286)	268
Adjusted EBITDA	$253,848	$371,614	$346,907	$316,659	$1,289,028

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands, except percent of net sales)
Net income	$36,468	$330	$31,268	$95,070	0.90%	0.01%	0.21%	0.79%
Add:
Interest expense, net	33,370	27,849	139,736	118,813	0.83%	0.89%	0.95%	0.98%
Income tax expense	5,191	8,855	61,122	66,755	0.13%	0.28%	0.41%	0.55%
Depreciation and amortization	106,488	88,463	380,824	337,104	2.64%	2.84%	2.58%	2.79%
EBITDA	181,517	125,497	612,950	617,742	4.50%	4.02%	4.15%	5.11%
Add:
Foreign currency transaction loss (gain)	(18,400)	4,528	(9,382)	760	(0.46)%	0.15%	(0.06)%	0.01%
Transaction costs related to acquisitions	9,540	—	18,858	134	0.24%	—%	0.13%	—%
DOJ agreement and litigation settlements	131,940	75,000	656,225	185,524	3.27%	2.41%	4.43%	1.53%
Restructuring activities	5,802	123	5,802	123	0.14%	—%	0.04%	—%
Hometown Strong commitment	1,000	494	1,000	15,000	0.02%	0.02%	0.01%	0.12%
Charge for fair value markup of acquired inventory	4,974	—	4,974	—	0.12%	—%	0.03%	—%
Minus:
Adjustment to gain on bargain purchase	—	—	—	(3,746)	—%	—%	—%	(0.03)%
Shareholder litigation settlement	—	—	—	34,643	—%	—%	—%	0.29%
Deconsolidation of a subsidiary	—	—	1,131	—	—%	—%	0.01%	—%
Net income (loss) attributable to noncontrolling interest	(286)	251	268	313	(0.01)%	0.01%	—%	—%
Adjusted EBITDA	$316,659	$205,391	$1,289,028	$788,073	7.84%	6.59%	8.72%	6.51%

Net sales	$4,038,769	$3,117,829	$14,777,458	$12,091,901	$4,038,769	$3,117,829	$14,777,458	$12,091,901

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted U.S. Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands)
GAAP operating income (U.S. operations)	$68,344	$(57,574)	$(17,036)	$69,377
DOJ agreement & litigation settlements(a)	131,940	75,000	656,225	185,524
Transaction costs related to acquisitions(b)	157	—	9,476	134
Hometown Strong commitment(c)	1,000	494	1,000	15,000
Adjusted operating income (U.S. operations)	$201,441	$17,920	$649,665	$270,035

Adjusted operating income margin (U.S. operations)	8.4%	1.0%	7.1%	3.6%
(a)This line represents the DOJ fine in 2020 and other litigation settlements.
(b)These costs represent charges incurred related to the acquisition of Pilgrim's Food Masters (formerly, Kerry Consumer Foods' Meats and Meals businesses).
(c)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges. For the year ended December 27, 2020, we recorded $15.0 million in incremental donations expense relating to this initiative. For the year ended December 26, 2021, we recorded $1.0 million in incremental donations expense relating to this initiative.

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted U.S. Operating Income Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In percent)
GAAP operating income margin (U.S. operations)	2.8%	(3.1)%	(0.2)%	0.9%
DOJ agreement and litigation settlements	5.6%	4.1%	7.2%	2.6%
Transaction costs related to acquisitions	—%	—%	0.1%	0.1%
Hometown Strong commitment	—%	—%	—%	—%
Adjusted operating income margin (U.S. operations)	8.4%	1.0%	7.1%	3.6%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$36,754	$79	$31,000	$94,757
Adjustments:
Foreign currency transaction loss (gain)	(18,400)	4,528	(9,382)	760
Restructuring activities	5,802	123	5,802	123
Transaction costs related to acquisitions	9,540	—	18,858	134
DOJ agreement and litigation settlements	131,940	75,000	656,225	185,524
Hometown Strong commitment	1,000	494	1,000	15,000
Charge for fair value markup of acquired inventory	4,974	—	4,974	—
Loss on early extinguishment of debt recognized as a component of interest expense	—	—	24,654	—
Adjustment to gain on bargain purchase	—	—	—	3,746
Shareholder litigation settlement	—	—	—	(34,643)
Deconsolidation of a subsidiary	—	—	(1,131)	—
Net tax impact of adjustments(a)	(33,593)	(19,841)	(174,619)	(14,976)
Adjusted net income attributable to Pilgrim's	$138,017	$60,383	$557,381	$250,425
Weighted average diluted shares of common stock outstanding	244,341	243,801	244,129	246,124
Adjusted net income attributable to Pilgrim's per common diluted share	$0.56	$0.25	$2.28	$1.02
(a) Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ agreement as this item is non-deductible for tax purposes.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands, except per share data)
U.S. GAAP EPS	$0.15	$—	$0.13	$0.39
Adjustments:
Foreign currency transaction loss (gain)	(0.07)	0.02	(0.04)	—
Restructuring activities	0.02	—	0.02	—
Transaction costs related to acquisitions	0.04	—	0.08	—
DOJ agreement and litigation settlements	0.54	0.31	2.69	0.75
Loss on early extinguishment of debt recognized as a component of interest expense	—	—	0.10	—
Hometown Strong commitment	—	—	—	0.06
Adjustment to gain on bargain purchase	—	—	—	0.02
Charge for fair value markup of acquired inventory	0.02	—	0.02	—
Shareholder litigation settlement	—	—	—	(0.14)
Deconsolidation of a subsidiary	—	—	—	—
Net tax impact of adjustments(a)	(0.14)	(0.08)	(0.72)	(0.06)
Adjusted EPS	$0.56	$0.25	$2.28	$1.02

Weighted average diluted shares of common stock outstanding	244,341	243,801	244,129	246,124
(a) Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ agreement as this item is non-deductible for tax purposes.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,399,000	$1,876,226	$9,113,879	$7,496,017
Europe	1,213,043	849,152	3,934,062	3,274,292
Mexico	426,726	392,451	1,729,517	1,321,592
Total net sales	$4,038,769	$3,117,829	$14,777,458	$12,091,901

Sources of cost of sales by country of origin:
U.S.	$2,124,315	$1,785,018	8,187,959	$6,996
Europe	1,168,996	799,931	3,769,838	3,056
Mexico	392,970	305,498	1,453,888	1,203
Elimination	(12)	(14)	(54)	—
Total cost of sales	$3,686,269	$2,890,433	$13,411,631	$11,253,705

Sources of gross profit by country of origin:
U.S.	$274,685	$91,208	$925,920	$500.465
Europe	44,047	49,221	164,224	218.327
Mexico	33,756	86,953	275,629	118.931
Elimination	12	14	54	0.473
Total gross profit	$352,500	$227,396	$1,365,827	$838,196

Sources of operating income by country of origin:
U.S.	$68,344	$(57,574)	$(17,036)	$69.377
Europe	(33,398)	26,410	(627)	102.734
Mexico	20,096	70,650	228,773	72.879
Elimination	12	14	54	473
Total operating income	$55,054	$39,500	$211,164	$245,463